Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Newport Corporation:

(1)	Registration Statement (Form S-8 No. 333-105623) pertaining to the registration of 2,178,205 shares of common stock pursuant to the Amended and Restated Employee Stock Purchase Plan;

(2)	Registration Statement (Form S-8 No. 333-86268) pertaining to 1,087,541 shares of common stock related to certain Stock Option Grants outside of a plan;

(3)	Registration Statement (Form S-8 No. 333-74076) pertaining to 6,000,000 shares of common stock pursuant to the 2001 Stock Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-41090) pertaining to 5,687,318 shares of common stock pursuant to the 1992 Stock Incentive Plan, the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan;

(5)	Registration Statement (Form S-8 No. 333-136182) pertaining to 6,000,000 shares of the 2006 Performance-Based Stock Incentive Plan; and

of our report dated March 16, 2009 with respect to the consolidated financial statements and schedule of Newport Corporation included in this Annual Report (Form 10-K) of Newport Corporation for the year ended January 1, 2011.

/s/ Ernst & Young LLP

Orange County, California

March 7, 2011